Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces

Fourth Quarter and Fiscal Year 2018 Financial Results

Record Net Investment Income of $1.71 per share and

Record Net Increase in Net Assets of $1.78 per share in 2018

DECLARES FIRST QUARTER 2019 DISTRIBUTION OF $0.36 PER SHARE

Menlo Park, Calif., March 6, 2019 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” "TPVG," “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the fourth quarter and year ended December 31, 2018 and the declaration by its Board of Directors of a first quarter 2019 distribution of $0.36 per share.

Fourth Quarter 2018 Highlights

▪	Earned net investment income of $10.2 million, or $0.41 per share;
▪	Generated a net increase in net assets of $9.3 million, or $0.38 per share, resulting in a net asset value of $13.50 per share;
▪	Signed a record $323.0 million of new term sheets at TriplePoint Capital LLC (“TPC”), and TPVG closed a record $189.8 million of new debt commitments to venture growth stage companies;
▪	Funded a record $119.8 million in debt investments with a 14.2% weighted average annualized portfolio yield at origination;
▪	Achieved a 18.0% weighted average annualized portfolio yield on debt investments, including the impact of prepayments;
▪	Realized a 12.1% return on average equity, based on net investment income, during the quarter;
▪	Paid a special distribution of $0.10 per share, on December 28, 2018; and
▪	Declared a fourth quarter distribution of $0.36 per share, paid on December 14, 2018.

Fiscal Year 2018 Highlights

▪	Earned record net investment income of $35.0 million, or $1.71 per share, an increase of 33% over 2017;
▪	Generated a record net increase in net assets of $36.6 million, or $1.78 per share;
▪	Increased net asset value by $0.25 per share from December 31, 2017;
▪	Signed a record $885.3 million of new term sheets at TPC, and TPVG closed $508.4 million of new debt commitments to venture growth stage companies, an increase of 72% and 54% over 2017, respectively;
▪	Funded a record $264.9 million in debt and equity investments to 27 portfolio companies, an increase of 12% over 2017;
▪	Added 21 new portfolio companies during the year;
▪	Grew the investment portfolio to a record of $433.4 million, an increase of 17% over 2017;
▪	Achieved a 17.1% weighted average annualized portfolio yield on debt investments, up from 16.4% in 2017;
▪	Amended and renewed the Company’s revolving credit facility, increasing funding capacity to $210.0 million and reducing the undrawn rate and applicable margin at various levels of utilization;
▪	Received exemptive relief from the SEC to co-invest with TPC and/or investment vehicles managed by TPC;
▪	Raised $94.6 million of net proceeds from the issuance of approximately 6.9 million shares of common stock;
▪	Obtained shareholder approval for the application of the 150% minimum asset coverage requirement (reduced from 200%) under the Investment Company Act of 1940, effective June 22, 2018;
▪	Paid distributions of $1.54 per share, bringing total distributions paid since the Company’s initial public offering to $7.08 per share; and
▪	Ended the year with estimated spillover income of $4.6 million or $0.19 per share.

“We have completed another exceptional year achieving several new performance records,” stated Jim Labe, chairman and chief executive officer of the Company. “Given our originations pipeline and activity so far this current quarter, I expect 2019 to be another year of outstanding results.”

“Our performance last year demonstrated our portfolio’s ability to generate substantial yields and positive net realized gains, which resulted in approximately $4.6 million, or $0.19 per share, of spillover income we intend to distribute in 2019,” stated Sajal Srivastava,

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president and chief investment officer of the Company. “Our origination capabilities, combined with our existing commitments to high quality companies in our portfolio, positions us for 2019 to be another year of growth.”

PORTFOLIO AND INVESTMENT ACTIVITY

During the fourth quarter of 2018, the Company entered into $189.8 million of new debt commitments with 12 companies, funded debt investments totaling $119.8 million to 11 companies and acquired warrant investments valued at $1.9 million in 12 companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 14.2% at origination. During the quarter, the Company had $26.4 million of early principal prepayments, $5.0 million of repayments at or near maturity and principal amortization of $7.3 million. The weighted average annualized portfolio yield on debt investments for the fourth quarter was 18.0%, including the impact of prepayments and other activity, and 14.0% excluding the impact of prepayments and other activity. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.1

As of December 31, 2018, the Company held 82 debt investments with 29 companies and 62 warrant and equity investments in 60 companies.  The total cost and fair value of these investments were $435.1 million and $433.4 million, respectively.  Total portfolio investment activity for the three months and year ended December 31, 2018 and 2017 was as follows:

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Beginning portfolio at fair value	$351,315	$311,136	$372,103	$374,311
New debt investments, net (1)	117,510	77,896	257,850	224,381
Scheduled principal payments from debt investments	(7,259)	(4,199)	(25,567)	(11,995)
Early principal payments, repayments and recoveries	(31,397)	(13,487)	(185,735)	(218,011)
Accretion of debt investment fees	1,623	2,325	9,444	2,962
Payment-in-kind coupon	857	623	2,808	2,124
New warrant investments	1,899	908	4,669	3,847
New equity investments	—	1,300	1,000	5,003
Proceeds and dispositions of investments	(222)	(3,105)	(4,775)	(4,596)
Net realized gains (losses)	(8)	2,189	1,715	(162)
Net unrealized gains (losses) on investments	(901)	(3,483)	(95)	(5,761)
Ending portfolio at fair value	$433,417	$372,103	$433,417	$372,103

(1) Debt balance is net of fees and discounts applied to the loan at origination.

SIGNED TERM SHEETS

During the fourth quarter of 2018, TPC entered into $323.0 million of non-binding term sheets to venture growth stage companies.  These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company, even though the Company is the primary vehicle through which TPC focuses its venture growth stage business.

UNFUNDED COMMITMENTS

As of December 31, 2018, the Company’s unfunded commitments totaled $294.3 million, of which $87.5 million is dependent upon portfolio companies reaching certain milestones.  Of the $294.3 million of unfunded commitments, $183.3 million will expire during 2019 and $111.0 million will expire during 2020, if not drawn prior to expiration.  Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

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The Company’s weighted average annualized portfolio yield on debt investments may be higher than an investor’s yield on an investment in shares of its common stock. The weighted average annualized portfolio yield on debt investments does not reflect operating expenses that may be incurred by the Company. In addition, the Company’s weighted average annualized portfolio yield on debt investments disclosed above does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of its common stock.

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RESULTS OF OPERATIONS

Total investment and other income was $17.8 million for the fourth quarter of 2018, representing a weighted average annualized portfolio yield of 18.0%, as compared to $11.1 million and 13.6%, for the fourth quarter of 2017.  The increase in investment income was driven by higher weighted average principal outstanding on our investment portfolio.  For the year ended December 31, 2018, the Company’s total investment and other income was $64.6 million, as compared to $51.5 million for the year ended December 31, 2017, representing a weighted average annualized portfolio yield on debt investments of 17.1% and 16.4%, respectively.

Operating expenses for the fourth quarter of 2018 were $7.6 million as compared to $6.0 million for the fourth quarter of 2017.  Operating expenses for the fourth quarter of 2018 consisted of $1.9 million of interest expense and amortization of deferred costs, $1.7 million of base management fees, $2.6 million of income incentive fees, $0.4 million of administration agreement expenses and $1.0 million of general and administrative expenses.  Operating expenses for the fourth quarter of 2017 consisted of $2.2 million of interest expense and amortization of deferred costs, $1.5 million of base management fees, $1.1 million of income incentive fees, $0.3 million of administration agreement expenses and $0.9 million of general and administrative expenses.  The Company’s operating expenses were $29.7 million and $25.2 million for the years ended December 31, 2018 and 2017, respectively.

For the fourth quarter of 2018, the Company recorded net investment income of $10.2 million, or $0.41 per share, as compared to $5.1 million, or $0.30 per share, for the fourth quarter of 2017.  Higher revenue in the fourth quarter of 2018, as compared to the fourth quarter of 2017, was primarily due to an increase in weighted average principal outstanding on debt investments and an increase in prepayment and other income.  Net investment income for the year ended December 31, 2018 was $35.0 million, or $1.71 per share, compared to $26.3 million, or $1.61 per share, during the year ended December 31, 2017.

During the fourth quarter of 2018, the Company recorded $(17,000), or $(0.00) per share, of net realized losses, compared to net realized gains of $2.2 million, or $0.13 per share, for the fourth quarter of 2017, excluding the loss on extinguishment of debt of $1.1 million incurred in 2017.  Net unrealized depreciation for the fourth quarter of 2018 was $(0.9) million, or $(0.04) per share, mainly resulting from market-related changes affecting fair value estimates.  This compares to net unrealized depreciation of $(3.5) million, or $(0.20) per share, for the fourth quarter of 2017.  The Company’s net realized and unrealized gains and losses totaled $1.6 million and $(7.0) million for the year ended December 31, 2018 and 2017, respectively.

The Company’s net increase in net assets resulting from operations for the fourth quarter of 2018 was approximately $9.3 million, or $0.38 per share, as compared to approximately $3.8 million, or $0.22 per share, for the fourth quarter of 2017. For the year ended December 31, 2018, the Company’s net increase in net assets resulting from operations was approximately $36.6 million, or $1.78 per share, as compared to a $19.2 million, or $1.18 per share, for the year ended December 31, 2017.

CREDIT QUALITY

The Company maintains a credit watch list with portfolio companies placed into one of five categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. All new loans are initially assigned a rating of White, or 2.

As of December 31, 2018, the weighted average investment ranking of the Company’s debt investment portfolio increased to 1.87, as compared to 2.09 at the end of the prior quarter.  During the three months ended December 31, 2018, portfolio company credit category changes consisted of three portfolio companies upgraded from White (2) to Clear (1); one portfolio company upgraded from Yellow (3) to White (2); one portfolio company removed from White (2) due to prepayment; one portfolio company downgraded from Clear (1) to White (2); one portfolio company downgraded from White (2) to Yellow (3); and one portfolio company downgraded from Orange (4) to Red (5).  Additional information regarding our credit rating methodology is detailed in our Form 10-K for the year ended December 31, 2018.

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The following table shows the credit rankings for the Company’s debt investments at fair value as of December 31, 2018 and as of September 30, 2018.

	As of December 31, 2018			As of September 30, 2018
Category (dollars in thousands)	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies
Clear (1)	$112,032	27.6%	7	$39,512	12.2%	5
White (2)	245,544	60.6	17	224,566	69.4	12
Yellow (3)	38,982	9.6	3	50,330	15.5	3
Orange (4)	6,789	1.7	1	9,399	2.9	2
Red (5)	2,000	1	1	—	—	—
	$405,347	100.0%	29	$323,807	100.0%	22

NET ASSET VALUE

As of December 31, 2018, the Company’s net assets were $334.5 million, or $13.50 per share, as compared to $336.0 million, or $13.59 per share, as of September 30, 2018.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2018, the Company had total liquidity of $196.9 million, consisting of cash of $9.9 million and available capacity under its revolving credit facility of $187.0 million, subject to existing advance rates, terms and covenants.

DISTRIBUTION

On March 1, 2019, the Company’s board of directors declared a quarterly distribution of $0.36 per share for the first quarter of 2019 payable on March 29, 2019, to stockholders of record as of March 20, 2019.

SUBSEQUENT EVENTS

Since December 31, 2018:

▪	The Company closed $131.3 million of additional debt commitments;
▪	The Company funded $73.8 million in new investments;
▪	The Company received $56.0 of early principal repayments;
▪	TPC’s direct originations platform entered into $100.0 million of additional non-binding signed term sheets with venture growth stage companies; and
▪

The Company announced that Andrew J. Olson, chief financial officer, will be leaving the Company on March 22, 2019 to pursue other business interests and that Christopher Gastelu, who has served as a consultant to the Company since July 2014, has been appointed as interim chief financial officer effective as of such date while the Company commences a search for a permanent chief financial officer.

CONFERENCE CALL

The Company will host a conference call at 5:00 p.m. Eastern Time today, March 6, 2019, to discuss its financial results for the fourth quarter and fiscal year December 31, 2018.  To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through April 6, 2019, by dialing (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and entering conference ID10129225. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

The Company serves as the primary financing source for the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders

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primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS AND MEDIA CONTACT

Abernathy MacGregor Group

Alan Oshiki / Sheila Ennis

212-371-5999 / 415-745-3294

aho@abmac.com / sbe@abmac.com

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TriplePoint Venture Growth BDC Corp.

Consolidated Statements of Assets and Liabilities

(in thousands, except per share data)

	December 31, 2018	December 31, 2017
Assets
Investments at fair value (amortized cost of $435,084 and $373,669, respectively)	$433,417	$372,103
Short-term investments at fair value (cost of $19,999 and $124,909, respectively)	19,999	124,909
Cash	3,382	4,484
Restricted cash	6,567	5,522
Deferred credit facility costs and other assets	3,689	3,266
Total assets	$467,054	$510,284

Liabilities
Revolving credit facility payable	$23,000	$67,000
2022 Notes, net	72,943	72,433
Payable for U.S. Treasury bill assets	19,999	124,909
Other payables, accrued expenses, and liabilities	16,581	10,997
Total liabilities	$132,523	$275,339

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share (450,000 shares authorized; 24,780 and 17,730 shares issued and outstanding, respectively)	248	177
Paid-in capital in excess of par value	331,329	235,488
Total distributable earnings (loss)	2,954	(720)
Total net assets	$334,531	$234,945
Total liabilities and net assets	$467,054	$510,284

Net asset value per share	$13.50	$13.25

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TriplePoint Venture Growth BDC Corp.

Consolidated Statements of Operations

(in thousands, except per share data)

	Unaudited for the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Investment income
Interest income from investments	$17,615	$10,974	$62,610	$50,035
Other income	184	131	2,038	1,475
Total investment and other income	17,799	11,105	64,648	51,510

Operating expenses
Base management fee	1,725	1,463	6,868	6,268
Income incentive fee	2,557	1,094	8,747	5,614
Capital gains incentive fee	—	—	—	—
Interest expense and amortization of fees	1,888	2,200	9,080	9,061
Administration agreement expenses	406	346	1,713	1,404
General and administrative expenses	992	853	3,251	2,897
Total operating expenses	7,568	5,956	29,659	25,244

Net investment income	10,231	5,149	34,989	26,266

Net realized and unrealized gains (losses)
Net realized gains (losses) on investments	(17)	2,187	1,668	(164)
Net change in unrealized gains (losses) on investments	(899)	(3,486)	(95)	(5,763)
Net realized (loss) on extinguishment of debt	—	-	—	(1,112)
Net realized and unrealized gains (losses)	(916)	(1,299)	1,573	(7,039)

Net increase in net assets resulting from operations	$9,315	$3,850	$36,562	$19,227

Basic and diluted net investment income per share	$0.41	$0.30	$1.71	$1.61
Basic and diluted net increase in net assets per share	$0.38	$0.22	$1.78	$1.18
Basic and diluted weighted average shares of common stock outstanding	24,735	17,282	20,488	16,324

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Weighted Average Portfolio Yield on Debt Investments

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017

Weighted average portfolio yield on debt investments	18.0%	13.6%	17.1%	16.4%
Coupon income	10.7%	10.4%	10.7%	10.4%
Net amortization and accretion of premiums and discounts	0.9%	0.9%	1.0%	0.8%
Net accretion of end-of-term payments	2.4%	2.2%	2.2%	2.0%
Impact of prepayments	4.0%	0.1%	3.2%	3.2%

Weighted average portfolio yield on debt investments for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.

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